UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2009
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 18, 2009, the Board of Directors of BioClinica, Inc., a Delaware corporation (the “Company”), adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws became effective on such date. The Company’s Bylaws were amended and restated primarily to clarify and address the following Bylaw provisions:
•	Advance notice procedures to be followed for stockholder proposals and nominations of directors;
•	Vote required for the stockholders to elect a director;
•	Conform to changes in Delaware law since the adoption of the Company’s Bylaws; and
•	Clarify certain provisions of the Amended Bylaws.
     The Amended Bylaws require that stockholders making nominations or proposals include additional information and disclosures, including but not limited to the following:
•	With respect to a director nomination, a notice will be required to include additional information about the nominee, including all information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
•	With respect to a stockholder proposal, the proposal will be accompanied by a disclosure about the reasons for the proposal and any interest that the stockholder has in the proposal.
•	With respect to a stockholder proposal or director nomination, a notice will be required to include information about the interest of a stockholder giving the notice and specified persons associated with such stockholder in the Company or its securities or the proposal or nomination, including information about investment intent and disclosures about any hedging activity or other similar arrangements entered into by these persons.
     In addition to the amended requirements on information and disclosure, for notice to be considered timely, such notice must be received by the Company no earlier than the 120th day and not later than the 90th day prior to the anniversary date of the preceding annual meeting of stockholders; provided, however, different notice requirements apply in the event the Company’s annual meeting of stockholders is held more than 30 days before or more than 70 days after the anniversary date of the preceding annual meeting of stockholders.
     The Amended Bylaws also require a plurality of the votes cast at a meeting in order to elect a director.
     In addition to the amendments discussed above, other clarifying, non-substantive and conforming changes were made to the Amended Bylaws.
     Since the Company’s 2010 annual meeting of stockholders will be held more than 30 days before the anniversary date of the 2009 annual meeting of stockholders, the Company hereby gives notice to its stockholders that the 2010 annual meeting of stockholders will be held on May 12, 2010, unless the Company publicly announces otherwise.
     The foregoing is a summary description of the material amendments to the Company’s Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws. This description should be read in conjunction with the Amended Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated by reference in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of BioClinica, Inc., dated November 18, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: November 23, 2009	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer